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                                                                    EXHIBIT 23.3

                       Consent of Independent Accountants

Gentlemen:

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 7, 1999, except for Note 13, for which the date is March 1, 1999, on our audit of the consolidated financial statements of Proligo LLC as of November 30, 1998 and for the period from August 15, 1998 through November 30, 1998 which report is included in the Annual Report on Form 10-K and 10-K/A of NeXstar Pharmaceuticals, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Denver, Colorado
June 22, 1999